Exhibit 99.1

FOR IMMEDIATE RELEASE

February 28, 2019	NYSE American – REI

RING ENERGY RELEASES COMPLETE FOURTH QUARTER AND TWELVE MONTH 2018 FINANCIAL AND OPERATIONAL RESULTS IN SUPPORT OF 2018 10K FILING

Midland, TX. February 28, 2019 - Ring Energy, Inc. (NYSE American: REI) (“Ring”)(“Company”) announced today financial results for the three months and twelve months ended December 31, 2018. For the three month period ended December 31, 2018, the Company reported oil and gas revenues of $27,561,908, compared to revenues of $23,308,668 for the quarter ended December 31, 2017. For the twelve months ended December 31, 2018, the Company reported oil and gas revenues of $120,065,361, compared to $66,699,700 for the twelve months ended December 31, 2017.

For the three months ended December 31, 2018, Ring reported a net loss of $7,079,308, or $0.11 per diluted share, compared to a net loss of $4,509,935, or $0.08 per fully diluted share for the three months ended December 31, 2017. For the twelve months ended December 31, 2018, the Company reported net income of $8,999,760, or $0.15 per diluted share, compared to net income of $1,753,869, or $0.03 per fully diluted share for the twelve month period ended December 31, 2017.

For the three months ended December 31, 2018, the net income included a pre-tax “Realized Loss on Derivatives” of $4,553,476, an “Unrealized Gain on Derivatives” of $6,424,910, a non-cash charge for stock-based compensation of $779,598 and a ceiling test impairment of $14,172,309. Excluding these items, the net income per diluted share would have been $0.07. For the twelve months ended December 31, 2018, the net income included a pre-tax “Realized Loss on Derivatives” of $11,153,702, an “Unrealized Gain on Derivatives” of $3,968,287, a non-cash charge for stock-based compensation of $3,870,934 and a ceiling test impairment of $14,172,309. Excluding these items, the net income per diluted share would have been $0.47.

The Company believes results excluding these items are more comparable to estimates provided by security analysts and, therefore, are useful in evaluating operational trends of the Company and its performance, compared to other similarly situated oil and gas producing companies.

For the three months ended December 31, 2018, oil sales volume increased to 542,964 barrels, compared to 418,165 barrels for the same period in 2017, a 29.8% increase, and gas sales volume increased to 302,890 MCF (thousand cubic feet), compared to 201,966 MCF for the same period in 2017, a 49.9% increase. On a barrel of oil equivalent (“BOE”) basis for the three months ended December 31, 2018, production sales were 593,446 BOEs, compared to 451,826 BOEs for the same period in 2017, a 31.3% increase, and 601,720 BOEs for the third quarter of 2018, a 1.3% decrease. For the twelve months ended December 31, 2018, oil sales volume increased to 2,047,295 barrels, compared to 1,311,727 barrels for the same period in 2017, a 56% increase, and gas sales volume increased to 1,112,177 MCF, compared to 761,517 MCF for the same period in 2017, a 46% increase. On a BOE basis for the twelve months ended December 31, 2018, production sales increased to 2,232,658 BOEs, compared to 1,438,647 BOEs for the same period in 2017, a 55.1% increase.

The average commodity prices received by the Company were $49.62 per barrel of oil and $2.05 per MCF of natural gas for the quarter ended December 31, 2018, compared to $53.16 per barrel of oil and $3.35 per MCF of natural gas for the quarter ended December 31, 2017. On a BOE basis for the three month period ended December 31, 2018, the average price received was $46.44. The average prices received for the twelve months ended December 31, 2018 were $56.99 per barrel of oil and $3.05 per MCF of natural gas, compared to $48.97 per barrel of oil and $3.23 per MCF of natural gas for the twelve month period ended December 31, 2017. On a BOE basis for the twelve month period ended December 31, 2018, the average price received was $53.78.

Lease operating expenses, including production taxes, for the three months ended December 31, 2018 were $15.81 per BOE, an 8.4% increase from the prior year. Depreciation, depletion and amortization costs, including accretion, increased 11% to $17.80 per BOE. General and administrative costs, which included a $779,598 charge for stock-based compensation, were $5.77 per BOE, a 11% decrease. For the twelve months ended December 31, 2018, lease operating expenses, including production taxes, were $14.97 per BOE, a 12.5% increase. Depreciation, depletion and amortization costs, including accretion, were $17.75 per BOE, a 21.1% increase, and general and administrative costs, which included a $3,870,934 charge for stock-based compensation, were $5.76 per BOE, a 21% decrease.

Cash provided by operating activities, before changes in working capital, for the three and twelve months ended December 31, 2018 was $10,631,255, or $0.17 per fully diluted share, and $66,151,782, or $1.09 per fully diluted share, compared to $14,625,846 and $40,909,153, or $0.26 and $0.77 per fully diluted share for the same periods in 2017. Earnings before interest, taxes, depletion and other non-cash items (“Adjusted EBITDA”) for the three and twelve months ended December 31, 2018 was $10,973,726, or $0.18 per fully diluted share, and $66,481,825, or $1.09 per fully diluted share, compared to $14,584,307 and $40,618,071, or $0.26 and $0.77 in 2017. (See accompanying table for a reconciliation of net income to adjusted EBITDA).

As of December 31, 2018, $39,500,000 was outstanding on the Company’s $500 million senior secured credit facility.

The Company announced today that its estimated total proved reserves of oil and natural gas as of December 31, 2018 increased 14.6% to 36.6 million barrels of oil equivalent (BOE), from 31.9 million BOE at year end 2017, and 21.5% when adjusted for 2018 oil and gas sales. Ring replaced 308% of production in 2018. The 2018 year-end proved reserves consisted of 27.8 million barrels of crude oil (76%) and 52.8 Bcf of natural gas (24%). Of the 36.6 million BOE of total proved reserves, 67% are proved developed and 33% are proved undeveloped. The proved developed reserves consist of proved developed producing (61%) and proved developed non-producing (6%).

The estimated present value, using a 10% discount rate, of the future net cash flows before income taxes (“PV-10”) of the Company’s proved oil and natural gas reserves as of December 31, 2018 was $541.6 million, using year-end average received pricing of $58.74 per barrel for oil and $3.26 per Mcf for natural gas. These estimates were audited by the independent engineering firm of Cawley, Gillespie & Associates, Inc., Fort Worth, Texas.

The following table summarizes our total net proved reserves, pre-tax PV10 value and Standardized Measure of Discounted Future Net Cash Flows as of December 31, 2018. All of our reserves are in the Permian Basin in the State of Texas.

Oil (Bbl)	Natural Gas (Mcf)	Total (Boe)	Pre-Tax PV10 Value	Standardized Measure of Discounted Future Net Cash Flows
27,809,748	52,765,698	36,604,031	$541,576,052	$455,944,641

Total capital expenditures for 2018 were approximately $214.7, which included $15.86 million for property acquisitions.

About Ring Energy, Inc.

Ring Energy, Inc. is an oil and gas exploration, development and production company with current operations in Texas.

www.ringenergy.com

Safe Harbor Statement

This release contains forward-looking statements within the meaning of the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995 that involve a wide variety of risks and uncertainties, including, without limitations, statements with respect to the Company’s strategy and prospects. Such statements are subject to certain risks and uncertainties which are disclosed in the Company’s reports filed with the SEC, including its Form 10-K for the fiscal year ended December 31, 2018. Readers and investors are cautioned that the Company’s actual results may differ materially from those described in the forward-looking statements due to a number of factors, including, but not limited to, the Company’s ability to acquire productive oil and/or gas properties or to successfully drill and complete oil and/or gas wells on such properties, general economic conditions both domestically and abroad, and the conduct of business by the Company, and other factors that may be more fully described in additional documents set forth by the Company.

For further information contact:

Bill Parsons, K M Financial, Inc. (702) 489-4447

RING ENERGY, INC.

STATEMENTS OF OPERATIONS

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017

Oil and Gas Revenues	$27,561,908	$23,308,668	$120,065,361	$66,699,700

Costs and Operating Expenses			.
Oil and gas production costs	8,163,826	5,496,693	27,801,989	15,978,362
Oil and gas production taxes	1,225,119	1,090,347	5,631,093	3,152,562
Depreciation, depletion and amortization	10,448,829	7,084,291	39,024,886	20,517,780
Ceiling test impairment	14,172,309	-	14,172,309	-
Asset retirement obligation accretion	113,236	147,245	606,459	567,968
General and administrative expense	3,425,359	2,939,496	12,867,686	10,515,887

Total Costs and Operating Expenses	37,548,678	16,758,072	100,104,422	50,732,559

Income (Loss) from Operations	(9,986,770)	6,550,596	19,960,939	15,967,141

Other Income (Expense)
Interest income	0	41,540	97,855	291,083
Interest expense	(342,471)	-	(427,898)	-
Realized loss on derivatives	(4,553,476)	(119,897)	(11,153,702)	(119,897)
Unrealized gain (loss)on change in fair value of derivatives	6,424,910	(4,034,115)	3,968,287	(3,968,287)

Net Other Income (Expense)	1,528,963	(4,112,472)	(7,515,458)	(3,797,101)

Income (Loss) Before Provision for Income Taxes	(8,457,807)	2,438,124	12,445,481	12,170,040

Provision for Income Taxes	1,378,499	(6,948,059)	(3,445,721)	(10,416,171)

Net Income (Loss)	($7,079,308)	($4,509,935)	$8,999,760	$1,753,869

Basic Earnings (Loss) Per Common Share	($0.12)	($0.08)	$0.15	$0.03
Diluted Earnings (Loss) Per Common Share	($0.11)	($0.08)	$0.15	$0.03

Basic Weighted-Average Common Shares Outstanding	60,857,325	54,177,202	59,531,200	51,383,008
Diluted Weighted-Average Common Shares Outstanding	61,715,829	55,647,451	60,848,177	52,806,712

COMPARATIVE OPERATING STATISTICS

	Three Months Ended December 31,
	2018	2017	Change

Net Sales - BOE per day	6,450	4,911	31%
Per BOE:
Average Sales Price	$46.44	$51.59	-10%

Lease Operating Expenses	13.75	12.17	13%
Production Taxes	2.06	2.41	-14%
DD&A	17.61	15.68	12%
Accretion	0.19	0.33	-42%
General & Administrative Expenses	5.77	6.51	-11%

	Twelve Months Ended December 31,
	2018	2017	Change

Net Sales - BOE per day	6,117	3,941	55%
Per BOE:
Average Sales price	$53.78	$46.36	16%

Lease Operating Expenses	12.45	11.11	12%
Production Taxes	2.52	2.19	15%
DD&A	17.48	14.26	22%
Accretion	0.27	0.39	-31%
General & Administrative Expenses	5.76	7.31	-21%

RING ENERGY, INC.

BALANCE SHEET

	December 31,	December 31,
	2018	2017

ASSETS
Current Assets
Cash	$3,363,726	$15,006,581
Accounts receivable	12,643,478	12,833,883
Joint interest billing receivable	578,144	1,054,022
Prepaid expenses and retainers	258,909	229,438
Total Current Assets	16,844,257	29,123,924
Property and Equipment
Oil and natural gas properties subject to amortization	641,121,398	433,591,134
Fixed assets subject to depreciation	1,465,551	1,884,818
Total Property and Equipment	642,586,949	435,475,952
Accumulated depreciation, depletion and amortization	(100,576,087)	(61,864,932)
Net Property and Equipment	542,010,862	373,611,020
Deferred Income Taxes	7,786,479	11,232,200
Deferred Financing Costs	424,061	135,342
Total Assets	$567,065,659	$414,102,486

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$51,910,432	$44,475,163
Derivative liabilities	-	3,968,286
Total Current Liabilities	51,910,432	48,443,449

Revolving line of credit	39,500,000	-
Asset retirement obligations	13,055,797	9,055,697
Total Liabilities	104,466,229	57,499,146

Stockholders' Equity
Preferred stock - $0.001 par value; 50,000,000 shares authorized; no shares issued or outstanding	-	-
Common stock - $0.001 par value; 150,000,000 shares authorized; 63,229,710 shares and 54,224,029 shares issued and outstanding, respectively	63,230	54,224
Additional paid-in capital	494,892,093	397,904,769
Accumulated deficit	(32,355,893)	(41,355,653)
Total Stockholders' Equity	462,599,430	356,603,340
Total Liabilities and Stockholders' Equity	$567,065,659	$414,102,486

STATEMENTS OF CASH FLOW

	Twelve Months Ended
	December 31,	December 31,
	2018	2017

Cash Flows From Operating Activities
Net income (loss)	$8,999,760	$1,753,869
Adjustments to reconcile net income (loss) to net cash
Provided by operating activities:
Depreciation, depletion and amortization	39,024,886	20,517,780
Ceiling test impairment	14,172,309	-
Accretion expense	606,459	567,968
Share-based compensation	3,870,934	3,685,079
Deferred income tax expense	2,537,837	3,862,827
Excess tax benefit related to share-based compensation	907,884	(49,896)
Adjustment to deferred tax asset for change in effective tax rate	-	6,603,240
Change in fair value of derivative instruments	(3,968,286)	3,968,286
Changes in assets and liabilities:
Accounts receivable	666,283	(9,980,206)
Prepaid expenses	(318,190)	268,080
Accounts payable	4,435,269	12,375,772
Settlement of asset retirement obligation	(577,824)	(766,595)
Net Cash Provided by Operating Activities	70,357,321	42,806,204
Cash Flows from Investing Activities
Payments to purchase oil and natural gas properties	(4,656,484)	(28,682,298)
Payments to develop oil and natural gas properties	(198,870,366)	(124,680,469)
Proceeds from disposal of fixed assets subject to depreciation	105,536	-
Purchase of equipment, vehicles and leasehold improvements	-	(335,507)
Purchase of inventory for development	-	(4,214,686)
Net Cash Used in Investing Activities	(203,421,314)	(157,912,960)
Cash Flows From Financing Activities
Proceeds from revolving line of credit	39,500,000	-
Proceeds from issuance of common stock, net of offering costs	81,821,138	59,026,956
Proceeds from option exercise	100,000	-
Net Cash Provided by Financing Activities	121,421,138	59,026,956
Net Increase (Decrease) in Cash	(11,642,855)	(56,079,800)
Cash at Beginning of Period	15,006,581	71,086,381
Cash at End of Period	$3,363,726	$15,006,581
Supplemental Cash flow Information
Cash paid for interest	$323,916	-

Noncash Investing and Financing Activities
Asset retirement obligation incurred during development	1,311,956	1,297,289
Asset retirement obligation acquired	2,571,549	-
Asset retirement obligation revision of estimate	87,980	-
Oil and natural gas assets and properties acquired through stock issuance	11,204,258	-
Capitalized expenditures attributable to drilling projects financed through current liabilities	25,000,000	23,000,000
Use of inventory in property development	-	5,797,113

RECONCILIATION OF CASH FLOW FROM OPERATIONS

Net cash provided by operating activities	$70,357,321	$42,806,204
Change in operating assets and liabilities	4,205,538	1,897,051

Cash flow from operations	$66,151,783	$40,909,153

Management believes that the non-GAAP measure of cash flow from operations is useful information for investors because it is used internally and is accepted by the investment community as a means of measuring the Company's ability to fund its capital program. It is also used by professional research analysts in providing investment recommendations pertaining to companies in the oil and gas exploration and production industry.

RING ENERGY, INC.

NON-GAAP DISCLOSURE RECONCILIATION

ADJUSTED EBITDA

	Twelve Months Ended
	December 31,	December 31,
	2018	2017

NET INCOME	$8,999,760	$1,753,869

Net other (income) expense	7,515,458	3,797,101
Realized loss on derivatives	(11,153,702)	(119,897)
Income tax expense	3,445,721	10,416,171
Depreciation, depletion and amortization	39,024,886	20,517,780
Accretion of discounted liabilities	606,459	567,968
Ceiling test impairment	14,172,309	-
Stock based compensation	3,870,934	3,685,079

ADJUSTED EBITDA	$66,481,825	$40,618,071